SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 15, 1997


                      LAS VEGAS ENTERTAINMENT NETWORK, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-21270                                                      94-3123854
(Commission File Number)                       (IRS Employer Identification No.)


1801 Century Park East, 23rd Floor, Los Angeles, California            90067
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (310) 551-0011


No Exhibits included.



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Item 5.      Other Events.

             On January 15, 1997, the Company, through its wholly owned Nevada subsidiary Casino Co., made a 90-day secured loan of Two Million Nine Hundred Thousand Dollars ($2,900,000) to NPD, Inc. ("NPD"), in order to enable NPD to close the acquisition from Robert Brennan ("Brennan") of 2,904,016 shares (the "Brennan Shares") of the common stock of International Thoroughbred Breeders, Inc. ("ITB"), representing twenty five percent (25%) of the outstanding stock of ITB. At the closing of such purchase and sale, the shareholders of NPD, Nunzio DeSantis and Anthony Coelho, became the Chairman of the Board and the Chief Executive Officer, respectively, of ITB. The sale of the Brennan Shares was instrumental to LVEN, as it will allow ITB to (i) meet the requirements of a $100 Million funding proposal that would be used, in part, for the renovation and opening by ITB of ITB's 21 acre Strip property in Las Vegas, Nevada, formerly known as the El Rancho Hotel and Casino, in which the Company has a continuing cash flow interest, and (ii) meet the requirements of The New Jersey Racing Commission and Division of Gaming Enforcement for continued racing licensing at ITB's New Jersey facilities. The Company believes that the sale of the Brennan Shares will also facilitate ITB's application for Nevada Gaming Licensing.

             The loan to NPD is evidenced by ITB's 10% Secured Promissory Note due on April 15, 1997 (the"NPD Note"). The NPD Note is secured by a security interest in and to the Brennan Shares, subject to a purchase money lien in favor of Brennan for the balance of the purchase price owing to him in respect of the sale of the Brennan Shares. In addition, 1,452,088 of the Brennan Shares are subject to an existing purchase option in favor of a third party, and would cease to provide collateral to the Company upon the exercise of such option. The NPD Note is personally guaranteed by Mr. DeSantis.

             Upon a default by NPD under its payment obligations to Brennan in respect of the balance of the purchase price for the Brennan Shares, Brennan would be free to exercise certain creditor's rights under a Pledge Agreement between Brennan and ITB in respect of the Brennan Shares (the "Pledge Agreement"). Such actions could have the effect of modifying the Com- pany's security interest in such collateral, which at all times is subordinated to and secondary to the rights of Brennan. In the event that Brennan elects to foreclose on the Brennan Shares, the Company will be obligated to execute all documents requested by Brennan to reflect the discharge of the Company's security interest therein. In the event of a sale by Brennan after a default, the Company's right in such circumstance shall be limited to the right to receive any proceeds from such sale over and above the amounts due Brennan under the Pledge Agreement. Upon satisfaction of NPD's purchase money obligation to Brennan during the term of the NPD Note, the Company would then have a first priority security interest in the Brennan Shares.



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Item 7.      Financial Statements and Exhibits.

             (a) (b)  Not Applicable.

             (c)      Exhibits

                      10.       Material Contracts

                                10.27 Loan Agreement between NPD and Casino-Co Corporation dated January 15, 1997 with related Secured Promissory Note, and Security Agreemnet, Pledge Agreement.
                                10.28 Guaranty of Nunzio DeSantis in favor of Casino-Co Corpora-tion.
                                10.29     Option of NPD, Inc. in favor of Casino
                                           -Co Corporation.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 30, 1997                  LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                                 By:   /s/ Carl A. Sambus
                                                       Carl A. Sambus
                                                       Chief Financial Officer

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 30, 1997                  LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                                 By:
                                                       Carl A. Sambus
                                                       Chief Financial Officer


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